UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 1, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in June 2014, as set forth in the table below. Chrysler Group reported finishing the month of June 2014 with a 72 days supply of inventory (509,714 units). U.S. industry sales figures for June 2014 were internally projected at an estimated 17 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary June 2014

	Month Sales		Vol%	Sales CYTD		Vol%
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	3,328	3,509	-5%	18,179	21,071	-14%
500L	1,150	541	113%	6,793	541	1156%
FIAT BRAND	4,478	4,050	11%	24,972	21,612	16%

200	7,345	12,360	-41%	45,178	75,015	-40%
300	3,566	4,280	-17%	26,014	29,445	-12%
Town & Country	13,115	10,609	24%	69,876	59,379	18%
CHRYSLER BRAND	24,026	27,249	-12%	141,068	163,839	-14%

Compass	5,302	5,034	5%	33,092	26,778	24%
Patriot	6,873	6,690	3%	43,928	38,115	15%
Wrangler	16,439	16,165	2%	85,737	77,728	10%
Liberty	0	94	-100%	0	5,988	-100%
Grand Cherokee	15,055	16,626	-9%	89,613	80,796	11%
Cherokee	13,337	0	NEW	80,432	0	NEW
JEEP BRAND	57,006	44,609	28%	332,802	229,405	45%

Dart	7,225	6,437	12%	37,967	44,949	-16%
Avenger	5,344	7,582	-30%	40,463	61,018	-34%
Charger	8,444	9,812	-14%	49,767	51,981	-4%
Challenger	4,377	5,101	-14%	26,281	29,982	-12%
Viper	36	97	-63%	354	226	57%
Journey	7,448	5,999	24%	47,151	42,436	11%
Caravan	12,457	10,225	22%	72,066	59,472	21%
Durango	4,983	4,590	9%	32,875	28,305	16%
DODGE BRAND	50,314	49,843	1%	306,924	318,414	-4%

Ram P/U	33,149	29,644	12%	203,860	170,319	20%
Cargo Van	982	1,291	-24%	4,790	4,743	1%
ProMaster Van	1,131	0	NEW	5,707	0	NEW
RAM BRAND	35,262	30,935	14%	214,357	175,062	22%

TOTAL DODGE	63,903	55,968	14%	319,515	311,581	3%

TOTAL CHRYSLER GROUP LLC	171,086	156,686	9%	1,020,123	908,332	12%
TOTAL CAR	39,665	49,178	-19%	244,203	313,732	-22%
TOTAL TRUCK	131,421	107,508	22%	775,920	594,600	30%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President